Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the short form base shelf prospectus dated July 28, 2026 (the “Prospectus”), which is a part of the Registration Statement on Form F-10 (the “Registration Statement”) of Deep Sea Minerals Corp. (the “Company”), of our report dated July 30, 2026 relating to the audited consolidated financial statements of the Company for the years ended December 31, 2025 and 2024.

Yours truly,

/s/ Reliant CPA PC

Reliant CPA PC

Newport Beach, CA

July 31, 2026